EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 3 (File No. 333-106797) of our report dated February 14, 2003, except for Notes 1 and 3, as to which the date is March 28, 2003, relating to the financial statements of PSMA Development Company LLC, which appears in Cytogen Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
September 19, 2003